Exhibit 10.4

PERFORMANCE GOALS
FOR PERFORMANCE BASED RESTRICTED STOCK UNIT AWARDS GRANTED IN 2017 UNDER
THE BAKER HUGHES INCORPORATED 2002 DIRECTOR & OFFICER
LONG-TERM INCENTIVE PLAN AND THE BAKER HUGHES INCORPORATED 2002 EMPLOYEE LONG-TERM INCENTIVE PLAN

1.	2017 Performance Based Restricted Stock Unit Program Overview

The Performance Based Restricted Stock Unit Program, a component compensation program established under the Baker Hughes Incorporated 2002 Director & Officer Long-Term Incentive Plan and the Baker Hughes Incorporated 2002 Employee Long-Term Incentive Plan (the “2017 PRSUP”), provides for equity awards for participants if certain performance goals are met during the term of the 2017 PRSUP.

The performance goals are related to the Company’s achievement as compared to a peer group of companies. Achievement of the performance goals is measured over multiple performance periods from the beginning of 2017 to the end of 2019. The amount of a Participant’s Final Adjusted Units is determined by multiplying the number of Performance Based Restricted Stock Units awarded to the Participant under a Performance Based Restricted Stock Unit Award by an aggregate preliminary payout percentage referred to as the “Total Unit Modifier.” Twenty-five percent of the Total Unit Modifier is determined based upon one-year performance relative to certain specified performance criteria during each of 2017, 2018, and 2019. The final twenty-five percent of the Total Unit Modifier is calculated at the end of 2019 based upon the cumulative performance of the Company over the three-year performance period 2017 through 2019.

2.	Performance Goals for the Performance Period

For purposes of determining the amount of a Participant’s Final Adjusted Units under the 2017 PRSUP, the performance goals are based upon the Company’s (1) change in Revenue as compared to the Peer Group, and (2) Return on Capital Employed or ROCE as compared to the Peer Group measured in absolute terms as well as the percentage growth in ROCE as compared to the Peer Group. For each performance goal, if the Company’s performance as compared to the Peer Group is the highest, the Company’s performance rank shall be first.

(a)                One Year Performance Periods

Revenue Growth. For the 2017 Performance Period, the 2018 Performance Period and the 2019 Performance Period, the Company’s One Year Interval Percentage Increase in Revenue for its 2017, 2018 and 2019 fiscal years, respectively, shall be compared against the One Year Interval Percentage Increase in Revenue for all members of the Peer Group.

Return on Capital Employed. For the 2017 Performance Period, the 2018 Performance Period and the 2019 Performance Period, the Company’s ROCE for its 2017, 2018 and 2019 fiscal years, respectively, shall be compared against the ROCE for all members of the Peer Group during the applicable Current Period, as an absolute measure. In addition, as a relative measure, for the 2017 Performance Period, the 2018 Performance Period and the 2019 Performance Period, the Company’s One Year Interval Percentage Increase in ROCE for its 2017, 2018 and 2019 fiscal years, respectively, shall be compared against the One Year Interval Percentage Increase in ROCE for all members of the Peer Group.

(b)               Three-Year Performance Period

Revenue Growth. For the Three-Year Performance Period, the Three-Year Percentage Increase in Revenue of the Company shall be compared against the Three-Year Percentage Increase in Revenue for all members of the Peer Group as of December 31, 2019.

Return on Capital Employed. For the Three-Year Performance Period, the sum of the ROCE of the Company for the 2017 Performance Period, the 2018 Performance Period and the 2019 Performance Period shall be compared against the sum of the ROCE for each member of the Peer Group for the 2017 Performance Period, the 2018 Performance Period and the 2019 Performance Period, as an absolute measure. For the relative measure in the Three-Year Performance Period, the Three-Year Percentage Increase in ROCE of the Company shall be compared against the Three-Year Percentage Increase in ROCE for all members of the Peer Group as of December 31, 2019.

3.	Payout Percentage Adjustments Based on Peer Group Ranking

For the Revenue Growth metric, the Payout Percentage for an applicable performance period (the 2017 Performance Period, the 2018 Performance Period, the 2019 Performance Period or the Three-Year Performance Period) for each of the three performance goals is 25% times the payout percentage listed below.

2017, 2018, 2019, and Three-Year Performance Period
Peer Group Rank in Revenue Growth	5th	4th	3rd	2nd	1st
Payout Percentage	0%	45%	90%	135%	200%

The Payout Percentage for ROCE will be based on a combination of the Company’s rank in absolute ROCE as well as the Company’s rank in percentage growth in ROCE.

The average of the Payout Percentages for the Revenue Growth and ROCE performance for a performance period is used to determine the Average Payout Percentage for the performance period.

The sum of the Average Payout Percentages is the “Total Unit Modifier.”

The Participant’s Performance Based Restricted Stock Units multiplied by the Total Unit Modifier equals the Participant’s Final Adjusted Units.

In the example below, for illustrative purposes, Year 1 Revenue growth rank was 5th and 0% of 25% is 0%. ROCE absolute rank was 2nd and the ROCE rank in Growth was 2nd, so the matrix above indicates a payout percentage of 135%, and 135% percent of 25% is 33.75%. The Average Payout Percentage based upon the performance in Year 1 is 16.88%. The sum of the Average Payout Percentages for each of the performance periods equals the Total Unit Modifier.

Note that levels of achievement contained in the foregoing example are not forecasts by the Company of its expected levels of achievement. Rather, the levels of achievement for purposes of the illustrative example were selected at random.

If the Peer Group is reduced by merger(s) or otherwise during the term of the Three-Year Performance Period the Committee shall make such adjustments to the above unit modifier chart as it deems appropriate in its sole discretion. Such adjustments shall not increase the amounts that would have been payable under the above unit modifier chart absent such adjustments.

For Example:

The total award earned is calculated by multiplying the number of Performance Based Restricted Stock Units granted by the Total Unit Modifier. The resulting product, is the Final Adjusted Units. Each Final Adjusted Unit represents a right to receive one share of the Company’s Common Stock.

Assume the following:

•	A participant was granted 10,000 Performance Based Restricted Stock Units

•	The Company’s operational performance resulted in a Total Unit Modifier of 111.26%

The total award earned = 10,000 x 111.26% = 11,126 Performance Based Restricted Stock Units

4.       Peer Group

The Peer Group is as follows for the performance periods ending in 2017, 2018, and 2019, and for the Three-Year Performance Period.

Peer Group (5 Companies)
Baker Hughes Incorporated
Halliburton Company
National Oilwell Varco Incorporated
Schlumberger Limited
Weatherford International Ltd.

5.       General Performance Based Restricted Stock Unit Formula

Except as otherwise specified in the Terms and Conditions, the aggregate amount payable to a Participant for a Performance Based Restricted Stock Unit Award granted in 2017 under the Plan or the shall be equal to the number of Performance Based Restricted Stock Units granted to the Participant multiplied by the Total Unit Modifier.

The Compensation Committee shall determine in writing the extent to which the Performance Goals applicable to the Performance Based Restricted Stock Unit Awards have been satisfied before the Company makes any payments under the Performance Based Restricted Stock Unit Awards.

Subject to the terms of the Plan, the Performance Based Restricted Stock Unit Award and the Terms and Conditions, unless prior to the Scheduled Payment Date a Change in Control (as defined in the Terms and Conditions) occurs or the Participant forfeits his Performance Based Restricted Stock Unit Award, on the Scheduled Payment Date the Company shall pay the Participant a number of shares of the Company’s Common Stock in an amount equal to the Final Adjusted Units

The Compensation Committee may not increase the Final Performance Based Restricted Stock Unit Award Modifier for, or otherwise increase the aggregate amount payable to a Participant for the performance period under, a Performance Based Restricted Stock Unit Award Agreement issued by BHI in 2017 under the Plan.

Capitalized terms that are not defined herein shall have the meaning ascribed to such terms in the Plan or the Terms and Conditions.

6.       Adjustments

Revenue Growth and Return on Capital Employed may be determined by including or excluding, in the Compensation Committee’s discretion, items that are determined to be extraordinary, unusual in nature, infrequent in occurrence, related to the disposal or acquisition of a segment of a business, or related to a change in accounting principal, in each case, based on Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 225-20, Income Statement, Extraordinary and Unusual Items, and FASB ASC 830-10, Foreign Currency Matters, Overall, or other applicable accounting rules, or consistent with Company accounting policies and practices in effect on the date these Performance Goal are established.

7.       Definitions

For Performance Based Restricted Stock Unit Award Agreements issued by Baker Hughes Incorporated (“BHI”) in 2017 under the Baker Hughes Incorporated 2002 Director & Officer Long-Term Incentive Plan and the Baker Hughes Incorporated 2002 Employee Long-Term Incentive Plan,, the terms set forth below shall have the following meanings:

“Average Payout Percentage” means, for a particular performance period, the average of the 25% Preliminary Payout Percentages for the Revenue Growth and ROCE performance for the performance period.

“Capital Employed” means an amount equal to the Relevant Company’s total shareholders’ equity at the close of the Current Period plus the Relevant Company’s long-term debt, short-term borrowing and the current portion of long-term debt at the close of the Current Period.

“Company” means BHI and all of its Affiliates in which BHI directly or indirectly has a capital investment.

“Compensation Committee” means the Compensation Committee of the Board of Directors of the Company.

“Current Period” means the fiscal year of the Relevant Company that coincides with or ends within the fiscal year of the Company to which the applicable Performance Goal applies.

“EBIT” means earnings before deduction of interest and taxes.

“Final Adjusted Units” means the final amount of a Participant’s adjusted units determined after the adjustments provided herein.

“One Year Interval Percentage Increase in Revenue” means the result of (a) minus (b), divided by (c), where (a) is the Revenue of the Relevant Company for the Current Period, (b) is the Revenue of the Relevant Company for the Prior Period, and (c) is the Revenue of the Relevant Company for the Prior Period.

“One Year Interval Percentage Increase in ROCE” means the result of (a) minus (b), divided by (c), where (a) is the ROCE of the Relevant Company for the Current Period, (b) is the ROCE of the Relevant Company for the Prior Period, and (c) is the ROCE of the Relevant Company for the Prior Period.

“Participant” means the person to whom a Performance Based Restricted Stock Unit Award is granted.

“Peer Group” means the group identified in Section 4.

“Performance Based Restricted Stock Units” means the number of performance-based restricted stock units listed in the Participant’s agreement evidencing his or her Performance Based Restricted Stock Unit Award.

“Performance Based Restricted Stock Unit Award” means a Performance Based Restricted Stock Unit Award granted under the Plan in 2017.

“Plan” means the Baker Hughes Incorporated 2002 Director & Officer Long-Term Incentive Plan or the Baker Hughes Incorporated 2002 Employee Long-Term Incentive Plan, as applicable.

“Payout Percentage” means the preliminary payout percentages identified herein for the increase in Revenue and ROCE metrics.

“Prior Period” means the fiscal year of the Relevant Company that coincides with or ends within the fiscal year of the Company immediately preceding the fiscal year of the Company to which the applicable Performance Goal applies.

“Relevant Company” means the Company or a member of the Peer Group.

“Return on Capital Employed” or “ROCE” means the Relevant Company’s EBIT for the Current Period, divided by the Relevant Company’s Capital Employed.

“Revenue” means the revenue of the Company or the revenue of a particular member of the Peer Group, as applicable.

“Scheduled Payment Date” means March 13, 2020 or such earlier time as may be applicable under the Terms and Conditions.

“Three-Year Interval Percentage Increase in Revenue” means the result of (a) minus (b), divided by (c), where (a) is the Revenue for the Relevant Company for the Current Period corresponding to the final fiscal year of the Company ending during the Three-Year Performance Period, (b) is the Revenue of the Relevant Company for the Prior Period corresponding to the fiscal year of the Company immediately prior to the first fiscal year of the Company beginning during the Three-Year Performance Period and (c) is the Revenue of the Relevant Company for the Prior Period corresponding to the fiscal year of the Company immediately prior to the first fiscal year of the Company beginning during the Three-Year Performance Period.

“Three-Year Interval Percentage Increase in ROCE” means the result of (a) minus (b), divided by (c), where (a) is the ROCE for the Relevant Company for the Current Period corresponding to the final fiscal year of the Company ending during the Three-Year Performance Period, (b) is the ROCE of the Relevant Company for the Prior Period corresponding to the fiscal year of the Company immediately prior to the first fiscal year of the Company beginning during the Three-Year Performance Period and (c) is the ROCE of the Relevant Company for the Prior Period corresponding to the fiscal year of the Company immediately prior to the first fiscal year of the Company beginning during the Three-Year Performance Period.

“Three-Year Performance Period” means the three-year period beginning January 1, 2017, and ending December 31, 2019.

“Terms and Conditions” means the Terms and Conditions of Performance Based Restricted Stock Unit Award Agreements adopted by the Compensation Committee with respect to Performance Based Restricted Stock Unit Awards.

“TOTAL Unit Modifier” means the sum of the Average Payout Percentages for the 2017 Performance Period, the 2018 Performance Period, the 2019 Performance Period and the Three-Year Performance Period.

“2017 Performance Period” means the one-year period beginning January 1, 2017, and ending December 31, 2017.

“2018 Performance Period” means the one-year period beginning January 1, 2018, and ending December 31, 2018.

“2019 Performance Period” means the one-year period beginning January 1, 2019, and ending December 31, 2019.